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                                                                       EXHIBIT 1

                               TARGETS TRUST [XXV]

                                   [-] TARGETS

             Targeted Growth Enhanced Terms Securities (TARGETS(R))
                       With Respect to the Common Stock of

                                     Due on
                       guaranteed to the extent explained
                        in the Prospectus dated , 20__ by
                             CITIGROUP FUNDING INC.
                                       and
                                 CITIGROUP INC.

                             UNDERWRITING AGREEMENT

                                                                          , 20__

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      TARGETS Trust [XXV] (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell to [-] of its Targeted Growth Enhanced Terms Securities (TARGETS(R)) (the "TARGETS") you, as underwriter (the "Underwriter"). The TARGETS are to be issued pursuant to the terms of a declaration of trust, dated as of ____________, 20__, and to be amended and restated on ____________, 20__ (the "Declaration"), among Citigroup Funding Inc., a Delaware corporation, as sponsor (the "Company"), Citigroup Inc., a Delaware corporation, as guarantor (the "Guarantor" and, together with the Company and the Trust, the "Offerors"), the trustees named therein (the "TARGETS Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act.

      Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic

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Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 16 hereof.

      The TARGETS represent undivided beneficial ownership interests in the assets of the Trust. The assets of the Trust will consist solely of (i) a forward contract with respect to the Common Stock of ____________, purchased by the Trust from the Company (the "Forward Contract") and (ii) a portfolio of stripped U.S. treasury securities (the "Treasury Securities"). The Company, the Guarantor and JPMorgan Chase Bank, N.A., a national banking association, as trustee (the "Guarantee Trustee"), are to enter into the TARGETS Guarantee Agreement dated as of ____________, 20__ (the "Guarantee") with respect to the TARGETS. The Guarantee, when taken together with the Forward Contract and the Company's obligation to pay all fees and expenses of the Trust, constitutes a full and unconditional guarantee by the Company and the Guarantor of all payments to be made to the holders of the TARGETS. The TARGETS, the Guarantee and the Forward Contract are hereinafter collectively referred to as the "Securities."

            1. Representations and Warranties. The Offerors represent and warrant to, and agree with, you, as Underwriter, as set forth below in this
Section 1.

            (a) The Offerors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission a registration statement on Form S-3 (File No. 333- ), including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Offerors may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Offerors will next file with the Commission a final prospectus relating to the Securities in accordance with Rules 415 and 424(b). As filed, such Prospectus shall contain all required information, and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company, the Guarantor or the Trust has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any

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untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Declaration did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of each of the Institutional Trustee, the Guarantee Trustee and the Delaware Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of you, as Underwriter, specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            Any certificate signed by any officer of the Company or the Guarantor or by any trustee of the Trust and delivered to you, as Underwriter, or counsel for the Underwriters in connection with the offering of the TARGETS shall be deemed a representation and warranty by the Company, the Guarantor or the Trust, as the case may be, as to matters covered thereby, to you, as Underwriter.

            2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to you, as Underwriter, and you, as Underwriter, agree to purchase from the Trust, at a purchase price of $ per TARGETS, plus accrued distributions, if any, on the TARGETS from , 20__, [-] TARGETS.

      (b) The Company agrees that, in view of the fact that the proceeds of the sale of the TARGETS will be invested in the Forward Contract, it shall pay to you, as Underwriter, as compensation ("Underwriter Compensation") for your arranging the investment of the proceeds therein, on the Closing Date (as hereinafter defined), $ per TARGETS.

            3. Delivery and Payment. Delivery of and payment for the TARGETS shall be made at 10:00 AM, New York City time, on ____________, 20__, or at such time on such later date not more than three Business Days after the foregoing date as you shall designate (such date and time of delivery and payment for the TARGETS being herein called the "Closing Date"). Delivery of the TARGETS shall be made to you against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the

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Company. Delivery of the TARGETS shall be made through the facilities of The
Depository Trust Company unless you shall otherwise instruct.

            4. Offering by Underwriters. It is understood that you propose to offer the TARGETS for sale to the public as set forth in the Prospectus.

            5. Agreements of the Offerors. The Offerors jointly and severally agree with you, as Underwriter, as follows:

            (a) The Company and the Guarantor will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Offerors will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by you with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Offerors will promptly advise you (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the TARGETS, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company, the Guarantor or the Trust of any notification with respect to the suspension of the qualification of the TARGETS for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the TARGETS is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a

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      material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Offerors promptly will (1) notify you of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
      Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Guarantor will make generally available to the holders of the TARGETS and to you an earnings statement or statements of the Company and the Guarantor which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Offerors will furnish to you and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as you may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Company and the Guarantor will arrange, if necessary, for the qualification of the TARGETS for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the TARGETS and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall either the Company, the Guarantor or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the TARGETS, in any jurisdiction where it is not now so subject.

            (f) None of the Company, the Guarantor or the Trust will, without your prior written consent, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantor or the Trust or any of their respective affiliates or any person in privity with any of them or any of their respective affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put

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      equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any TARGETS or any other securities, including any backup undertakings for such securities, of the Company or the Trust, in each case that are substantially similar to the TARGETS or any securities convertible into or exchangeable for the TARGETS or such substantially similar securities of either the Trust or the Company, or publicly announce an intention to effect any such transaction, during the period beginning the date of the Underwriting Agreement and ending the Closing Date.

            (g) Each of the Company, the Guarantor and the Trust will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause its directors and officers (or, in the case of the Trust, trustees), in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

            (h) The Offerors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the TARGETS.

            (i) The Company and the Guarantor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Offerors' obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Offerors' counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse you, as Underwriter, for any expenses (including fees and disbursements of counsel) incurred by you in connection with the matters referred to in Section 5(e) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the TARGETS, and for any fees charged by investment rating agencies for rating the TARGETS.

            6. Conditions to the Underwriter's Obligations. The obligations of you, as Underwriter, to purchase the TARGETS shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and the Closing Date (as if made on the Closing Date), to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

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            (a) If the Registration Statement has not become effective prior to the Execution Time, unless you agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company and the Guarantor shall have requested and caused John R. Dye, Esq., counsel for the Company and the Guarantor, to have furnished to you an opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit A.

            (c) The Company and the Guarantor shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, special tax counsel to the Company and the Guarantor, and counsel to the Offerors, to have furnished to you their opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit B.

            (d) The Guarantee Trustee shall have requested and caused Thacher Proffitt & Wood, counsel to the Guarantee Trustee, to have furnished to you his opinion, dated the Closing Date and addressed to you, substantially in the form attached hereto as Exhibit C.

            (e) You shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the issuance and sale of the TARGETS, the Amended and Restated Declaration of Trust, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) (i) the Company and the Guarantor and (ii) the Trust shall have furnished to you a certificate, dated the Closing Date, signed by, (1) with respect to the Company, the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, (2) with respect to the Guarantor, the Chairman, any Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, the

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      General Counsel, the Controller or any Deputy Controller and by the
      Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor, and (3) with respect to the Trust, any one of the Regular Trustees, to the effect that the signers of such certificate have carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

                  (1) the representations and warranties of the Company and the Guarantor or the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Guarantor and the Trust, as the case may be, have or has complied with all the agreements and satisfied all the conditions on their or its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (2) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company and the Guarantor or the Trust, as the case may be, threatened; and

                  (3) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (g) The Guarantor shall have requested and caused KPMG LLP to have furnished to you, at the Closing Date, a customary "comfort letter" (which may refer to letters previously delivered to you), dated as of the Closing Date, that is satisfactory in content and form to you.

            (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its

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      subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

            (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the TARGETS or any of the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (j) Prior to the Closing Date, the Offerors shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (k) The TARGETS shall have been registered under the Exchange Act and shall have been listed and admitted and authorized for trading on the American Stock Exchange, upon notice of issuance, and satisfactory evidence of such actions shall have been provided to you.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancelation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

            7. Reimbursement of Underwriter's Expenses. If the sale of the TARGETS provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Guarantor or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, as Underwriter, the Company and the Guarantor will reimburse you severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the TARGETS.

            8. Indemnification and Contribution.

            (a) Each of the Company, the Guarantor and the Trust agrees to indemnify and hold harmless you, as Underwriter, your directors, officers, employees and agents and each person who controls you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, the Guarantor or the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of them by or on behalf of you specifically for inclusion therein. This indemnity agreement will be in addition to any liability which either the Company, the Guarantor or the Trust may otherwise have.

            (b) You, as Underwriter, agree to indemnify and hold harmless the Company, the Guarantor and the Trust, each of their respective directors, each of their respective officers or, in the case of the Trust, trustees, who signs the Registration Statement, and each person who controls the Company, the Guarantor or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Guarantor and the Trust to you, as Underwriter, but only with reference to written information relating to you furnished to the Company, the Guarantor or the Trust by or on behalf of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that you may otherwise have. The Offerors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the TARGETS and, under the heading "Underwriting", (ii) the list of Underwriters and their respective participation in the sale of the TARGETS, (iii) the sentences related to concessions and reallowances and
      (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of you for inclusion in any Preliminary Prospectus or the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and you severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by you on the other from the offering of the TARGETS; provided, however, that in no case shall you be responsible for any amount in excess of the underwriting discount or commission applicable to the TARGETS purchased by you hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and you severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of you on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Trust, and benefits received by you shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or you on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls you within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of you shall have the same rights to contribution as you, as Underwriter, and each person who controls the Company, the Guarantor or the Trust, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, and each trustee of the Trust who shall have signed the Registration Statement, and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company, the

      Guarantor or the Trust, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Offerors prior to delivery of and payment for the TARGETS, if at any time prior to such time (i) trading in the Company's or the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in your sole judgment, as Underwriter, impractical or inadvisable to proceed with the offering or delivery of the TARGETS as contemplated by the Prospectus (exclusive of any supplement thereto).

            10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor, the Trust or their respective officers (or, in the case of the Trust, trustees) and of you, as Underwriter, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, as Underwriter, or the Company, the Guarantor and the Trust or any of the officers, directors, employees, agents or controlling persons (and, in the case of the Trust, trustees) referred to in
Section 8 hereof, and will survive delivery of and payment for the TARGETS. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

            11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:
General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to 388 Greenwich Street, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619); if sent to the Guarantor, will be mailed, delivered or telefaxed to 425 Park Avenue, New York, New York 10043, Attention:
General Counsel - Capital Markets (fax no.: (212) 793-7600); or, if sent to the Trust, will be mailed, delivered or telefaxed to c/o Citigroup Funding Inc., 388 Greenwich Street, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619).

            12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons (and, in the case of the Trust, trustees) referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Basic Prospectus" shall mean the form of prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                "Commission" shall mean the Securities and Exchange Commission.

                "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                "Preliminary Prospectus" shall mean any preliminary prospectus which describes the TARGETS and the offering thereof and is used prior to filing of the Prospectus, together with the Preliminary Prospectus.

                "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with any Preliminary Prospectus.

                "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                "Rule 415," "Rule 424" and "Rule 462" refer to such rules under the Act.

                "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Offerors and you, as Underwriter.

                                           Very truly yours,

                                           TARGETS TRUST [XXV]

                                           By:__________________________________
                                              Name:
                                              Title: Regular Trustee

                                           CITIGROUP FUNDING INC.

                                           By:__________________________________
                                              Name:
                                              Title:

                                           CITIGROUP INC.

                                           By:__________________________________
                                              Name:
                                              Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:___________________________
   Name:
   Title:

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